Exhibit 10.6

RIGHT TO SHARES LETTER AGREEMENT

This Right to Shares Letter Agreement, dated as of February 22, 2013 (this “Agreement”) constitutes an agreement between PLC Systems Inc. (the “Company”) and GCP IV LLC (the “Purchaser”).

WHEREAS, the Company and Purchaser and other investors signatory thereto entered into that certain Securities Purchase Agreement (the “Purchase Agreement”), dated February 22, 2013, among the Company and the purchasers signatory thereto.  The Purchaser agreed to pay an aggregate Subscription Amount of $1,200,000 (the “Subscription Amount”) for the purchase and issuance of 8,000,000 Shares and Warrants to purchase up to an additional 8,000,000 Shares.

WHEREAS, in lieu of issuing 7,000,000  of the aggregate Shares purchased by Purchaser at the Closing, and as a condition to the Purchaser’s obligations under the Purchase Agreement, the Company and the Purchaser have agreed to enter into this Agreement whereby, subject to the terms and conditions set forth herein, from time to time, the Company shall be obligated to issue and the Purchaser shall have the right to the issuance up to 7,000,000 Shares, subject to adjustment hereunder (the “Reserved Shares” and such right of the Purchaser, the “Right”).

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and intending to be legally bound, the parties hereto agree as follows:

Section 1.              Definitions.  Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Purchase Agreement, as amended, modified or supplemented from time to time in accordance with its terms.

Section 2.              Issuance of Reserved Shares.

Section 2.1            Issuance of Right in Lieu of Share Issuance.  In lieu of issuing 7,000,000 of the Shares to the Purchaser at the Closing, the Company hereby grants the Right to the Purchaser.  The Company and the Purchaser hereby agree that no additional consideration is payable in connection with the issuance of the Reserved Shares.  The Purchaser acknowledges and agrees that the Company has no obligation to repay the Subscription Amount to the Purchaser, or any assignee or successor to the Purchaser.

Section 2.2            Right of Issuance of Shares.  Subject to the terms hereof, the exercise of the Right may be made, in whole or in part, at any time or times on or after the date hereof by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Purchaser at the address of the Purchaser appearing on the books of the Company) of a duly executed facsimile copy of the Notice of Issuance Form annexed hereto. Partial exercises of the Right resulting in issuances of a portion of the total number of Reserved Shares available hereunder shall have the effect of lowering the outstanding number of Reserved Shares purchasable hereunder in an amount equal to the applicable number of Reserved Shares issued.  The Purchaser and the Company shall maintain records showing the number of Reserved Shares issued and the date of such issuances. The Company shall deliver any objection to any Notice of Issuance Form within two (2) Business Days of receipt of such notice.  The Purchaser and any assignee, by assignment of this Agreement, acknowledge and agree that, by reason of the provisions of this paragraph, following the issuance of a portion of the Reserved Shares hereunder, the number of Reserved Shares available for issuance hereunder at any given time may be less than the amount stated in Section 2 hereof.

Section 2.3            Delivery of Certificates.  Certificates for the Reserved Shares issued hereunder shall be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Reserved Shares to or resale of the Reserved Shares by the Purchaser or (B) the Reserved Shares are eligible for resale by the Purchaser without volume or manner-of-sale limitations pursuant to Rule 144, and otherwise by physical delivery to the address specified by the Purchaser in the Notice of Issuance by the date that is three (3) Trading Days after the delivery to the Company of the Notice of Issuance (such date, the “Share Delivery Date”).  The Reserved Shares shall be deemed to have been issued, and Purchaser or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Right has been exercised.

Section 2.4            Compensation for Buy-In on Failure to Timely Deliver Certificates.  In addition to any other rights available to the Purchaser, if the Company fails to cause the Transfer Agent to transmit to the Purchaser a certificate or the certificates representing the Reserved Shares pursuant to an exercise on or before the Share Delivery Date, and if after such date and prior to the delivery of such certificate or certificates the Purchaser is required by its broker to purchase (in an open market transaction or otherwise) or the Purchaser’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Purchaser of the Reserved Shares which the Purchaser anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Purchaser the amount, if any, by which (x) the Purchaser’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Reserved Shares that the Company was required to deliver to the Purchaser in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Purchaser, either reinstate the portion of the Right and equivalent number of Reserved Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded, and the Purchaser shall promptly return to the Company the certificates issued to such Purchaser pursuant to the rescinded Notice of Issuance) or deliver to the Purchaser the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder.  For example, if the Purchaser purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Purchaser $1,000. The Purchaser shall provide the Company written notice indicating the amounts payable to the Purchaser in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss.  Nothing herein shall limit a Purchaser’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Right as required pursuant to the terms hereof.

Section 2.5            Charges, Taxes and Expenses.  Issuance of certificates for Reserved Shares shall be made without charge to the Purchaser for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Purchaser or in such name or names as may be directed by the Purchaser; provided, however, that in the event certificates for Reserved Shares are to be issued in a name other than the name of the Purchaser, subject to the terms of Section 4.1(a) of the Purchase Agreement, the Purchaser shall deliver the Assignment Form attached hereto duly executed by the Purchaser and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.  The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Issuance.

Section 2.6            Closing of Books.  The Company will not close its stockholder books or records in any manner which prevents the timely exercise of the Right, pursuant to the terms hereof.

Section 2.7            Purchaser’s Limitations.  The Purchaser shall not have the right to exercise any portion of the Right, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Issuance, the Purchaser (together with the Purchaser’s Affiliates, and any other Persons acting as a group together with the Purchaser or any of the Purchaser’s Affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Purchaser and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of the Right with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of the Right beneficially owned by the Purchaser or any of its Affiliates and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Purchaser or any of its Affiliates.  The Company shall not be liable for any instruction received by the Purchaser. Except as set forth in the preceding sentence, for purposes of this Section 2.7, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Purchaser that the Company is not representing to the Purchaser that such calculation is in compliance with Section 13(d) of the Exchange Act and the Purchaser is solely responsible for any schedules required to be filed in accordance therewith.  To the extent that the limitation contained in this Section 2.7 applies, the determination of whether the Right is exercisable (in relation to other securities owned by the Purchaser together with any Affiliates) and of which portion of the Right is exercisable shall be in the sole discretion of the Purchaser, and the submission of a Notice of Issuance shall be deemed to be the Purchaser’s determination of whether the Right is exercisable (in relation to other securities owned by the Purchaser together with any Affiliates) and of which portion of the Right is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination.  In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.  For purposes of this Section 2.7, in determining the number of outstanding shares of Common Stock, the Purchaser may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of the Purchaser, the Company shall within two Trading Days confirm orally and in writing to the Purchaser the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Right, by the Purchaser or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported.  The “Beneficial Ownership Limitation” shall be 4.99% (unless otherwise elected by the Purchaser on the signature page to the Purchase Agreement) of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of the Right.  The Purchaser, upon not less than 61 days’ prior notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2.7.  Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company.  The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2.8 to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor assignee of this Agreement.

Section 3.              Certain Adjustments.

Section 3.1.           Stock Dividends and Splits. If the Company, at any time while the Right exists: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the number of Reserved Shares issuable upon exercise of the Right shall be proportionately adjusted.  Any adjustment made pursuant to this Section 3.1 shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution (provided that if the declaration of such dividend or distribution is rescinded or otherwise cancelled, then such adjustment shall be reversed upon notice to the Purchaser of the termination of such proposed declaration or distribution as to any unexercised portion of the Right at the time of such rescission or cancellation) and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

Section 3.2            Benefit of Contractual Rights.  All contractual rights granted to the investors under the Purchase Agreement are hereby granted to the Purchaser with respect to the Reserved Shares, including, without limitation, Section 4.14 of the Purchase Agreement.  If requested by the Purchaser, at the time of any Dilutive Issuance, the Company and Purchaser shall enter into an agreement similar this Agreement with respect to any shares that would have otherwise been issuable to the Purchaser under Section 4.14 of the Purchase Agreement had the Purchaser been issued Shares at Closing instead of entering into this Agreement with respect to the Reserved Shares.

Section 3.3            Subsequent Rights Offerings.  If Section 3.1 above does not apply, if at any time the Company grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Purchaser will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Purchaser could have acquired if the Purchaser had held the number of shares of Common Stock acquirable upon complete exercise of the Right (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Purchaser’s right to participate in any such Purchase Right would result in the Purchaser exceeding the Beneficial Ownership Limitation, then the Purchaser shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Purchaser until such time, if ever, as its right thereto would not result in the Purchaser exceeding the Beneficial Ownership Limitation).

Section 3.4            Fundamental Transaction. If, at any time while the Right remains outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of the Right, the Purchaser shall have the right to receive, for each Reserved Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Purchaser (without regard to any limitation in Section 2.8 on the exercise of the Right), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of one share of Common Stock.  Upon the occurrence of any such Fundamental Transaction, the any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”)  shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Agreement and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Agreement and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

Section 3.5            Notice to Allow Exercise of Right. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be mailed to the Purchaser at its address on the signature page to the Purchase Agreement, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.  To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K.  The Purchaser shall remain entitled to exercise the Right during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 4.              Transfer of Right.

Section 4.1            Transferability.  Subject to compliance with any applicable Securities Laws and to the provisions of Section 4.1 of the Purchase Agreement, the Right and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon written assignment substantially in the form attached hereto duly executed by the Purchaser or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer of this Agreement delivered to the principal office of the Company or its designated agent.  Upon such assignment and, if required, such payment, the Company shall enter into a new agreement with the assignee or assignees, as applicable, and this Agreement shall promptly be cancelled.  The Right, if properly assigned in accordance herewith, may be exercised by a new holder for the issue of Reserved Shares without having a new agreement executed.

Section 4.2            Division of Rights. The Right may be divided or combined with other rights upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which such Rights are to be granted, signed by the Purchaser or its agent or attorney.

Section 5.              Cash Payment of Reserved Shares Upon Cash Transaction of the Company.  In connection with a Fundamental Transaction (as defined in the Purchase Agreement of even date) that is an all cash transaction (a “Cash Change of Control Transaction”), the Company shall have the right to redeem Reserved Shares not yet distributed to the Purchaser under this Agreement by paying in cash to the Purchaser an amount equal to the price per Common Share paid in the Cash Change of Control Transaction multiplied by the number of Reserved Shares not yet distributed to the Purchaser under this Agreement immediately prior to the Cash Change of Control Transaction.  The payment of cash shall be made to the Purchaser immediately prior to or concurrent with the consummation of the Cash Change of Control Transaction.

Section 6.              Effect on Transaction Documents.  This Agreement shall be deemed for all purposes as a Transaction Document (as defined in the Purchase Agreement) and all representations and warranties made by the Company and the Purchaser shall apply with respect to this Agreement.

Section 7.              Miscellaneous.

Section 7.1            No Rights as Stockholder Until Exercise.  This Agreement does not entitle the Purchaser to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2.

Section 7.2            Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

Section 7.3            Authorized Shares.

The Company covenants that, during the period the Right is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Reserved Shares upon the exercise of the Right.  The Company further covenants that its issuance of the Right shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Reserved Shares upon the due exercise of the Right.  The Company will take all such reasonable action as may be necessary to assure that such Reserved Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed.  The Company covenants that all Reserved Shares which may be issued upon the exercise of the Right represented by this Agreement will, upon exercise of the Right, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Purchaser, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Purchaser as set forth in this Agreement against impairment.  Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Reserved Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Reserved Shares upon the exercise of the Right and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Agreement.

Before taking any action which would result in an adjustment in the number of Reserved Shares for which the Right provides for, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

Section 7.4            Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the Purchase Agreement.

Section 7.5            Nonwaiver and Expenses.  No course of dealing or any delay or failure to exercise any right hereunder on the part of Purchaser shall operate as a waiver of such right or otherwise prejudice the Purchaser’s rights, powers or remedies.  Without limiting any other provision of this Agreement or the Purchase Agreement, if the Company willfully and knowingly fails to comply with any provision of this Agreement, which results in any material damages to the Purchaser, the Company shall pay to the Purchaser such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Purchaser in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

Section 7.6            Notices.  Any notice, request or other document required or permitted to be given or delivered to the Purchaser by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

Section 7.7            Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Right to Shares Letter Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PLC SYSTEMS INC.		Address for Notice:

459 Fortune Boulevard
Milford, MA 01757
By:		Fax: (508) 541-7990

/s/ Mark R. Tauscher
Name:	Mark R. Tauscher
Title:	President and CEO

With a copy to (which shall not constitute notice):

Gennari Aronson, LLP

300 First Avenue

Needham, MA 02494

Attn: Neil H. Aronson, Esq.

Fax: 781-719-9853

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[PURCHASER SIGNATURE PAGES TO PLC SYSTEMS INC.

RIGHT TO SHARES LETTER AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Right to Shares Letter Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:

Signature of Authorized Signatory of Purchaser:

Name of Authorized Signatory:

Title of Authorized Signatory:

NOTICE OF ISSUANCE

TO:         PLC SYSTEMS INC.

(1)   The undersigned hereby elects in accordance with the terms and conditions of the Right to Shares Letter Agreement, dated as of February     , 2013 (the “Letter Agreement”), to exercise its Right to the issuance of                  Reserved Shares of the PLC Systems Inc., a Yukon Territory corporation (the “Company”) pursuant to the terms of the Letter Agreement, and tenders all applicable transfer taxes, if any.

(2)   Please issue a certificate or certificates representing said Reserved Shares in the name of the undersigned registered holder or in such other name as is specified below:

The Reserved Shares shall be delivered to the following DWAC Account Number or by physical delivery of a certificate to:

(4)   Accredited Investor.  The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Registered Holder:
Signature of Authorized Signatory of Registered Holder:
Name of Authorized Signatory:
Title of Authorized Signatory:
Date:

ASSIGNMENT FORM

(To assign the foregoing Right, execute
this form and supply required information.
Do not use this form to exercise the Right.)

PLC SYSTEMS INC.

FOR VALUE RECEIVED, the undersigned, hereby assigns in accordance with the terms and conditions of the Right to Shares Letter Agreement, dated as of February     , 2013 (the “Letter Agreement”) [        ] all of or [              ] shares of the Right (as defined in the Letter Agreement) and all rights evidenced thereby to whose address is

.

Dated:		,

Purchaser's Signature:

Purchaser's Address:

Signature Guaranteed:

NOTE:  The signature to this Assignment Form must correspond with the name as it appears on purchaser signature page the Letter Agreement, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company.  Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Right.